                                                                                                                                       Exhibit 99.2

PRESS RELEASE	Contacts:	Hampton Roads Bankshares, Inc.

Jack W. Gibson

For Immediate Release	Vice Chairman and
Chief Executive Officer
(757) 217-1000

HAMPTON ROADS BANKSHARES RECEIVES $80.3 MILLION

FROM U.S. TREASURY

NORFOLK, VIRGINIA, DECEMBER 31, 2008: Hampton Roads Bankshares, Inc. (NASDAQ: HMPR) (the “Company”), the financial holding company for Bank of Hampton Roads, Shore Bank and Gateway Bank & Trust Co., announced today that it has received $80.3 million from the U.S. Treasury through the sale of 80,347 shares of the Company’s Fixed Rate Cumulative Preferred Stock, Series C, as part of the federal government’s TARP Capital Purchase Program. Hampton Roads Bankshares also issued to the U.S. Treasury a warrant to purchase 1,325,858 shares of common stock at $9.09 per share. The preferred shares issued to the Treasury pay an initial cumulative annual dividend rate of 5%.

Jack W. Gibson, Vice Chairman and Chief Executive Officer of Hampton Roads Bankshares, stated, “The purpose of the TARP Capital Purchase Program is to insure that financially healthy institutions further strengthen their capital position. The investment by the U. S. Treasury will ensure that we can fully meet the competitive challenges presented by the current economy and maintain leadership in all of our banking markets for the benefit of our shareholders, customers and employees.”

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a financial holding company that was formed in 2001 and is headquartered in Norfolk, Virginia. The Company’s primary subsidiaries are Bank of Hampton Roads, which opened for business in 1987; Shore Bank, which opened in 1961; and Gateway Bank & Trust Co., which opened in 1999. The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, Bank of Hampton Roads operates eighteen banking offices in the Hampton Roads region of southeastern Virginia. Shore Bank serves the Eastern Shore of Maryland and Virginia through eight banking offices and twenty-two ATMs. Gateway Bank & Trust Co. serves Virginia and North Carolina through thirty-seven banking offices. Through various affiliates, the Banks also offer mortgage banking services, insurance, title insurance and investment products. Shares of the Company’s common stock are traded on the NASDAQ Global Select Market under the symbol HMPR. Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

Certain statements in this report may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts. Although the Company believes that its expectations with respect to certain forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors. For an explanation of the risks and uncertainties associated with forward-looking statements, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports filed and furnished to the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements made in this press release and this release shall not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction in which such solicitation would be unlawful.

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